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                                EXHIBIT NO. 10.1

                  Warehouseing, Fulfillment, and Distribution
                      Agreement Between HSS Logistics and
                          Equine Nutraceuticals, Inc.

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                          Warehousing, Fulfillment, and
                             Distribution Agreement

                                     Between

                                  HSS Logistics

                                       and

                              Equine Nutraceuticals

HSS Logistics Fulfillment Services Agreement                                   1



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                                TABLE OF CONTENTS






 I.       MERCHANDISE

          1.0    Merchandise Ownership
          2.0    Return of Merchandise to the Customer
          3.0    Return of Merchandise from Customer Client
          4.0    Compliance with Laws
          5.0    Merchandise Audit and Inventory

 II.      ADMINISTRATION

          6.0    Order Entry and Processing
          7.0 Customer Service
          8.0 Operating Reports
          9.0 Delivery

 III.     INVOICING

          10.0 Compensation and Payment
          11.0 Reserves for Shipping Cost

 IV.      TERMINATION and RENEWAL

          12.0 General Information

V.        AGREEMENT GENERAL REQUIREMENTS
          13.0 through 13.14


HSS LOGISTICS FULFILLMENT SERVICES AGREEMENT                                   2



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                   WAREHOUSING, FULFILLMENT, AND DISTRIBUTION
                                    AGREEMENT

 This Agreement is effective this 1St day of June, 2002 by and between Bionate ("Customer") and HSS Logistics, ("HSS").



RECITALS

      1. Customer desires warehousing, fulfillment, and distribution services from an HSS facility located in the Phoenix, Arizona area, to support its customers ("Customer Clients").

      2. HSS desires to provide warehousing, fulfillment, and distribution services to Customer within such area as herein provided.



 IN CONSIDERATION of the mutual covenants contained herein, HSS agrees to provide and Customer agrees to accept warehousing, fulfillment, and distribution services in accordance with the following terms and conditions:

 I.        MERCHANDISE

         1.0      MERCHANDISE OWNERSHIP

                   1.1 For the purposes of this Agreement, "merchandise" means all products provided by the Customer for sale or delivery to Customer's Clients pursuant to this Agreement. The Customer shall retain ownership of all merchandise covered by this Agreement and risk of loss at all times. Legal title to the merchandise remains with the Customer until the merchandise is shipped for delivery to the Customer's Client.

                   1.2 HSS makes no claim of ownership of the merchandise and shall act only as Customer's independent contractor for the purposes warehousing, fulfillment, and distribution of merchandise.

                  1.3 Orders for the merchandise are with the Customer and the Customer is the seller of the merchandise.

          2.0      RETURN OF MERCHANDISE TO THE CUSTOMER

                   2.1 HSS shall, within thirty (30) days after termination of this Agreement, deliver all the remaining merchandise entrusted to it by the Customer to a location specified by the Customer on a freight collect basis. The Customer shall also have the option to arrange for the delivery of the product themselves.


HSS LOGISTICS FULFILLMENT SERVICES AGREEMENT                                   3

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                  2.2 HSS assumes no responsibility for any perishable or date sensitive merchandise remaining in its custody after the termination of this Agreement. Absent other instructions from Customer, HSS may, within sixty [60) days after the Customer ceases to market any merchandise covered by this Agreement, charge appropriate storage fees until product is dispersed to destination designated by the Customer.

                  2.3 HSS shall charge the Company the hourly rates prescribed in the Service Fees section of this Agreement to cover the direct cost of labor and administrative and systems support services for relocation of merchandise or return of merchandise to the Customer.

         3.0      RETURN OF MERCHANDISE FROM CUSTOMER CLIENT

                  3.1 HSS shall inspect and repackage all undamaged or unused merchandise and return it to inventory for resale. HSS shall repackage all damaged or unsalvageable merchandise, and process such merchandise in any manner designated by the Customer at the Customer's expense.

         4.0      COMPLIANCE WITH LAWS

                  4.1 The Customer shall comply with all applicable laws, regulations and requirements of the Federal Trade Commission, the Food and Drug Administration, and any other state or federal agency which might have jurisdiction over Customer's merchandise or sales transactions. The Customer shall monitor compliance under such laws, regulations and requirements, and shall promptly notify HSS of any special compliance issues raised by the offer or sale of the Customer's merchandise or sales or promotional activities in a particular state

         5.0      MERCHANDISE AUDIT AND INVENTORY

                  5.1 Upon reasonable advance written notice and during normal business hours, the Customer or Customer's authorized representatives may inspect, audit, and copy excerpts from books, records, contracts and data processing procedures created or maintained by HSS that relate to the reconciliation of invoices to the Customer and to this agreement. This audit or inspection shall take place at the offices of HSS or such other place as the parties mutually agree. The Customer shall pay all direct and indirect costs of any such inspection or audit, except the salaries of HSS employees, and those costs reasonably incurred by HSS in cooperating with such inspection or audit.



HSS LOGISTICS FULFILLMENT SERVICES AGREEMENT                                   4

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                   5.2 on reasonable advance written notice from the Customer,
                   HSS shall perform a physical inventory of the Customer's merchandise entrusted to HSS during normal business hours. The Customer shall compensate HSS as prescribed in the Service Fees section of this Agreement for all costs incurred in conducting the physical inventory.

                   5.3 HSS will take reasonable and prudent precautions to preserve and protect Customer's property, including all property that is returned by buyers. Provided that such precautions are taken by HSS, HSS shall not be responsible or liable for, and Customer agrees to hold HSS harmless from property losses or shrinkage under the acceptable annual rate of 1.5$ of the wholesale value.

                   5.4 Merchandise remains the responsibility of the Customer until received, counted and accepted by HSS. HSS is not responsible for any shrinkage incurred prior to receipt by HSS or any hidden shrinkage or shortage not visibly apparent at time of receipt.


  II.     ADMINISTRATION

          6.0      ORDER ENTRY AND PROCESSING

                   6.1 HSS shall accept and process customer orders for merchandise received by electronic media from the Customer or its call center.

                   6.2 For each order received, HSS shall enter all or any part of the following information into its information systems; customer name address, city, state, zip code and telephone number, description and quantity of merchandise ordered, price, method of payment, shipping instructions, and company specific messages.

                   6.3 Except as provided in Subsection 2.4 of this section. HSS shall promptly process all qualified orders and use its best efforts to cause the order to be shipped within three (3) business days after receipt of the order.

                   6.4 The Customer shall provide sufficient advance notice of all media promotions to enable HSS to implement an order fulfillment program appropriate for the.Customer's projected response forecast.

          7.0      CUSTOMER SERVICE

                   7.1 HSS shall provide adequate reporting and access to customer shipping data so that Customer can promptly respond to all inquiries of order status.




HSS LOGISTICS FULFILLMENT SERVICES AGREEMENT                                   5



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                   7.2 HSS shall send back-order notices and process Customer returns promptly. HSS shall advise Customer daily of all returned orders so that Customer can respond to Customer Client complaints, process rejected credit card charges, and issue refunds or merchandise credit.

                   7.3 HSS shall issue appropriate UPS call tags, request proof of delivery, and process all necessary tracers and claims for non delivery or damage on behalf of customer. HSS shall provide Customer with proof of shipments, but is not responsible in any way for credit card charge-backs.

          8.0      OPERATING REPORTS

                   8.1 HSS shall provide the Company with standard system reports via email on a regular basis for all services provided pursuant to this Agreement. Standard system reports include a compilation of customer order information, sales and inventory.

                   8.2 If special reports, not provided as part of the standard reporting system, are required, the Customer shall pay HSS for any programming expenses incurred. HSS shall provide the Customer with a written estimate of expected programming charges, and obtain written authorization from the Customer for such reports before proceeding with the programming development of special reports.

          9.0      DELIVERY

                   9.1 HSS shall ship merchandise to customers by United Parcel Service (UPS), the United States Post Office (USPS) or equivalent delivery service consistent with Customer's requirements for shipping and delivery of merchandise.




 III.     INVOICING

          10.0     COMPENSATION AND PAYMENT

                   10.1 The Customer agrees to pay HSS the rates prescribed in the Services Fees as set forth in Exhibit "A" attached hereto and incorporated herein. If other services not specifically defined in this agreement are required by the Customer, the compensation to HSS shall be the hourly rate prescribed in the Service Fees.

                   10.2 In the event Customer ceases selling the product and requests inventory to be returned to them, then HSS shall waive any monthly minimum fee beginning with the next calendar month until the termination of the Agreement. If, the Customer then proceeds to market the product again during the term of the Agreement, the minimum charge shall again commence beginning on the first day of the calendar month the marketing and/or selling begins and shall continue until the termination of the Agreement


HSS Logistics Fulfillment Services Agreement                                  6

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                   10.3 Any and all financial arrangements not covered in this contract must be agreed upon and attached to this contract.

          11.0     RESERVES FOR SHIPPING COSTS

                   11.1 At all times during the term of this Agreement, the Customer shall provide in advance, HSS with sufficient funds to cover all delivery service shipping costs.

 IV.      TERMINATION AND RENEWAL

          12.0     GENERAL INFORMATION

                   12.1 Either HSS or the Customer may terminate this Agreement or suspend its services under this Agreement, or both, under any of the following conditions:

                            a. Either party fails to pay any sum due to the other party within five (5) business days after receiving written notice that payment is past due.

                            b. Either party breaches any other obligations under this Agreement, and fails to remedy such breach within thirty (30) days after receiving a written notice from the other party specifying the nature of me breach.

                            c. Either party files a petition in bankruptcy, is declared bankrupt or insolvent, makes any assignment for the benefit of creditors or is placed in trustee or receivership.

                            d. This Agreement shall be renewed automatically at the end of each term, at the rates then prevailing for HSS services unless either party gives written notice to the other of its intent not to renew at least thirty (30) days prior to the end of each term.

V.       AGREEMENT GENERAL REQUIREMENTS

          13.0     GENERAL TERMS AND CONDITIONS

                   13.1 Customer agrees to indemnify and hold HSS harmless from and against any action in law or equity, including action in contract or tort, that may result from the Customers obligations or dealings with or to any third party, agent or Customer Client. Customer further agrees to pay court costs and attorney's fees incurred by HSS resulting from Customer's breach of any duty or obligation owed to any third party, agent or Customer Client.


HSS LOGISTICS FULFILLMENT SERVICES AGREEMENT                                   7



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                  13.2 Customer hereby acknowledges that it has obtained
                  standard warehouse insurance coverage against theft, fire, acts of war, and that said insurance coverage will remain in force for the duration of said time in which Customer warehouses merchandise at any HSS facility. If for any reason, insurance coverage provided by Customer would lapse, the liability for the merchandise would remain the responsibility of Customer.

                  13.3 Any disclosures associated with this Agreement containing proprietary information of either party ("the Disclosing Party") to the other ("the Recipient") shall be made to on a temporary basis, solely for the use in business related transactions pursuant to this Agreement, and all such disclosures shall be kept in strict confidence by the Recipient. Upon written request from the Disclosing Party, Recipient shall promptly return all proprietary information to the Disclosing Party, together with all copies made thereof. Recipient shall not, except in business transactions with the Disclosing Party, directly or indirectly make use of or disclose to any third party such proprietary information, or any information derived therefrom or relates thereto without express written permission from the Disclosing Party. Further, Customer agrees not TO USE ANY OF HSS' trademarks on any goods except upon written permission from HSS, or to otherwise impair HSS' trademarks or service marks. Likewise, HSS aggress not to use Customer's trademarks on any goods except upon written permission from Customer or to otherwise impair Customer's right or interest to the aforesaid trademarks or service marks.

                  13.4 Except to the extent necessary to perform its services under this Agreement, HSS shall not use the Customer's name or any derivation of the Customer's name for advertising or trade purposes without the Customer's prior written permission. Notwithstanding this prohibition, HSS may list the Company among its clients in any brochure, business plan or other document describing the business and clients of HSS.

                  13.5 HSS is the exclusive owner of all internally-designed or developed computer programming utilized for processing, tracking, fulfilling, analyzing or reporting orders of the Customer's merchandise. The Customer shall not, directly or indirectly, divulge, disclose or communicate to any other person or company who is not a party to this Agreement information concerning programming or systems designed or utilized by HSS.


HSS Logistics Fulfillment Services Agreement                                   8



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                   13.6 Either party's failure to perform any of its obligations under this Agreement, except its payment obligations, is excused due to any cause or event beyond the parties' reasonable control including, without limitation, strikes, lockouts or other labor disputes, acts of God, fire, other casualty, civil insurrections or orders of any governmental or other lawful authority or similar events.

                   13.7 Neither HSS nor the Customer may assign its interests in this Agreement without the prior written consent of the other party to this Agreement. Such consent shall not be unreasonably withheld.

                   13.8 Any dispute or claim arising out of or relating to this Agreement, or the performance of any obligations created or imposed by this Agreement, shall be resolved by arbitration before the American Arbitration Association, through its office in Phoenix, Arizona. A single arbitrator shall be selected, and all proceedings shall be conducted, according to the American Arbitration Association's Commercial Arbitration Rules. The arbitrator's decision and award shall be final and binding, and it shall have the force and effect of a judgment when filed with any court of competent jurisdiction. The cost of the arbitration procedure shall be borne by the losing party or, if the decision is not clearly in favor of one party or the other, then the costs shall be borne as determined by such arbitration procedure.

                   The arbitration procedure provided herein shall be the sole and exclusive remedy to resolve any controversy or dispute between the parties to this Agreement, and the proper venue for such arbitration proceeding and any legal action to enforce such arbitration award shall be Maricopa County, Arizona. The parties to this Agreement hereby expressly consent to the jurisdiction and venue of Maricopa County Superior Court. If any arbitration proceeding or action shall be brought to recover any amount due under this Agreement, or for, or on account of any breach of, or to enforce or interpret any of the terms, covenants, or conditions of this Agreement, the prevailing party shall be entitled to recover from the other party as party of prevailing party's costs, a reasonable attorneys' fee, the amount of which shall be fixed by the arbitrators or by the Court and shall be made a part of any judgment or award rendered.

                   13.9 All notices under this Agreement shall be in writing, shall be effective when received, and shall be given by personal service, by facsimile transmission with suitable proof of receipt, or by certified or registered mail return receipt requested, to the addresses set forth below or at such other addresses which may be specified in writing to all parties hereto.


                   HSS Logistics                      ________________________
                   1715 S. Holbrook Ln. #103          ________________________
                   Tempe, AZ 85282                    ________________________
                   Attn: Brenda Housholder            ________________________








HSS LOGISTICS FULFILLMENT SERVICES AGREEMENT                                   9



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                   13.10 Whenever the context of this Agreement requires, the singular shall include the plural, the masculine shall include the feminine, and personal pronouns shall include corporations, firms, partnerships, or other terms of association.

                   13.11 Titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

                   13.12 This Agreement, and any dispute, claim or defense arising out of or relating to this Agreement shall be governed and construed in accordance with the laws of the State of Arizona. This Agreement shall be binding, upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

                   13.13 This instrument contains the entire agreement of the parties and no representations, warranties or inducements have been made by any of the parties hereto, except as expressly set forth herein.

                   13.14 The Term of this Agreement shall be for a period of six
                   (6) months and shall be renewed automatically at the end of each term.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above written








HSS Logistics

BY: /s/ Brenda J. Housholder          BY: /s/ Marianne Sun
    ---------------------------          --------------------------
    Brenda J. Housholder



Date  6-1-02                              6-5-02

HSS Logistics Fulfillment Services Agreement                                  10


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                                HOT SHOT SERVICE
                                    EXHIBIT A



This agreement is made and entered into between EQUINE NUTRACEUTICALS (herein after called the "Customer") and Hot Shot Services, Inc. dba HSS Logistics (herein. after called "HSS").

Whereas, HSS is engaged in the fulfillment business and has or will acquire, the proper packaging materials, space and shelving for the customers needs.

Whereas, customer is willing to enter .into, an agreement with HSS, whereby the HSS, as independent contractor, being the fulfillment contractor will package and prepare customer product for shipment.

Now, therefore, in consideration-of their mutual agreements, the parties agree as follows:



FULFILLMENT PRICING
         1-5 piece sets; pick, pack, data entry, label and packing slip $2.25 per order
         (THE ABOVE PRICE INCLUDES, ALL PACKAGING MATERIAL)

         Each additional piece over five will be charged at $0.25 per piece. Packaging cost to BE determined by actual size of box if required.

NOTIFICATION
         Customer will notify HSS with orders via Data file or E-Mail on a daily basis. All orders will be processed on a 24-hour basis volume depending.

STORAGE CHARGES
    - HSS will have the proper space required for the amount of product the customer intends on storing. Customer product to include bulk product in original packaging (i.e. cases of product and packaging).

             There will be a minimum charge of $1.50 per square foot of occupied space. With a minimum of 50 square feet billed each month.

FULFILLMENT REPORTS

             HSS will report goods received and goods shipped within 24 hours of PROCESS.
    - Inventory reports or product on hand, in, out, ending inventory monthly.
    -        One time setup fee $500.00

HSS LOGISTICS FULFILLMENT SERVICES .AGREEMENT

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TRANSPORTATION

    -        Pick up product from Customer location.
             (zone pricing)
                Up to 50 lbs, .10 cents per pound above 50lbs.

PACKING AND SHIPPING

    - HSS to furnish all boxes anti parking material required for proper packaging of the customer product. Customer to provide the UPS, Fed-EX or preferred shipper information and account number.
    -        HSS to bill postage at cost to customer.

BILLING

    -        HSS to create and mail out invoices for charges on a weekly basis.
             Cuatomer to pay HSS on net 30, fulfillment of product will atop for invoices over 30 days. Any and all invoices over 30 days will require payment in full to restart production.

SERVICE OUT

    - Either party may terminate this agreement for convenience on no less than 60 days prior written notice. The party terminating aid agreement should be responsible for al1 fees incurred through the effective date of termination.



/S/ MARIANNE SON                                       6-5-02
-----------------------------------                    ------
Authorized Representative (Print)


/S/ PRES/CEO
-----------------------------------
Signature/Title

/S/ EQUINE NUTRACEUTICALS
-----------------------------------
Company Name (Customer)


/S/ BRENDA HOUSHOLDER                                  6-5-02
-----------------------------------                    ------
Hot Shot Services, Inc. Representative (Print)


/S/ NEW ACCTS REP
-----------------------------------
Signature/Title



HSS Logistics Fulfillment Services Agreement                                  12